FIRST CHARTER CORPORATION
P. O. Box 37937
Charlotte, NC  28237-7937
(704)688-4300 / (800)422-4650
fax (704)688-2148

NEWS RELEASE

                                                                                      For Additional Information Contact:
                                                                                              Kevin Toomb
                                                                                              Marketing Director
                                                                                              704-688-4452

FOR IMMEDIATE RELEASE
June 27, 2005

Robert E. James, Jr. Elected to the First Charter Corporation
Board of Directors

CHARLOTTE, NC - First Charter Corporation (NASDAQ: FCTR) today announced that Robert E. James, Jr. has been elected to the Board of Directors, effective July 1, 2005. Mr. James is President and CEO of First Charter Bank and will become President & CEO of First Charter Corporation on July 1st. Lawrence M. Kimbrough, the current President & CEO of the Corporation, will relinquish his position in the company and leave the Board of Directors on June 30. He will continue with the company as President Emeritus until his retirement on January 31, 2006.

"This is the next logical step in the previously-announced First Charter management transition plan," said James E. Burt III, Chairman of the First Charter Corporation Board of Directors. "Bob James is assuming leadership of the company and that includes joining the Board of Directors."

Mr. James has played a key role in the growth of First Charter since he joined the company as Group Executive Vice President for Sales & Marketing in February of 1999. He is a native of North Carolina and a graduate of UNC Chapel Hill. Mr. James is a director of the North Carolina Bankers Association (NCBA) and will serve as provost of the 2005 NCBA School of Banking. He lives in Charlotte with his wife, Lynda, and their two children.

Corporate Profile

First Charter Corporation is a regional financial services company with assets of $4.5 billion and is the holding company for First Charter Bank. First Charter operates 53 financial centers, seven insurance offices and 110 ATMs located in 18 counties throughout the piedmont and western half of North Carolina. First Charter also operates loan origination offices in Raleigh, NC and Reston, VA. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. Additional information about First Charter may be found by visiting www.FirstCharter.com or by calling 1-800-601-8471. First Charter's common stock is traded under the symbol "FCTR" on the NASDAQ National Market.

Forward Looking Statements

This news release contains forward-looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan and strategic initiatives are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) the passage of future tax legislation, or any negative regulatory, administrative or judicial position, may adversely impact the Corporation. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter's reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC's website (www.sec.gov) or at First Charter's website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's judgments only as of the date hereof. The Corporation undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.